Exhibit 8.1
                                                                   -----------

                                March 30, 2006



Countrywide Securities Corporation
4500 Park Granada
Calabasas, California 91302


                    Re: Revolving Home Equity Loan
                        Asset Backed Notes, Series 2006-C
                        ---------------------------------


Dear Mesdames and Sirs:

We have acted as special counsel for CWHEQ, Inc., a Delaware corporation (the "Company"), in connection with its purchase of certain home equity loans and the issuance of three classes of Revolving Home Equity Loan Asset Backed Notes, Series 2006-C (the "Notes") by CWHEQ Revolving Home Equity Loan Trust, Series 2006-C (the "Trust"). The home equity loans are being purchased pursuant to the Purchase Agreement, dated as of March 30, 2006 (the "Purchase Agreement"), between Countrywide Home Loans, Inc., as a seller ("CHL"), Park Monaco Inc., as a seller ("Park Monaco"), and the Company, as purchaser. The Trust was created by the Trust Agreement, dated as of March 28, 2006 (the "Trust Agreement"), between the Company and Wilmington Trust Company, as owner trustee. The Notes are being issued pursuant to the Indenture, dated as of March 30, 2006 (the "Indenture"), between the Trust, JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), and Chase Bank USA, National Association, as co-trustee. The Trust will also issue three classes of Certificates, Class R-1 Certificates, Class R-2 Certificates, and Class C Certificates (collectively, the "Certificates"), pursuant to the Trust Agreement.

The assets of the Trust will consist primarily of a pool of adjustable rate home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements that have been transferred to the Trust under the Sale and Servicing Agreement, dated as of March 30, 2006 (the "Sale and Servicing Agreement"), between the Company, CHL, as sponsor and master servicer, the Trust, and the Indenture Trustee. The Mortgage Loans are secured primarily by second deeds of trust or mortgages on one- to four-family residential properties. Capitalized terms not otherwise defined in this opinion letter have the meanings given to them in the Indenture or the Sale and Servicing Agreement, as applicable.

The Notes are being sold by the Depositor to Countrywide Securities Corporation (the "Underwriter") pursuant to an underwriting agreement, dated March 28, 2005 (the "Underwriting Agreement"), between the Depositor and the Underwriter. This opinion is furnished pursuant to Section 6(d) of the Underwriting Agreement.

We have examined such documents and records as we deemed appropriate as the basis for the opinions expressed below, including the following.

            (i) Copy of the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

            (ii) Copy of the By-laws of the Company, certified by an officer of the Company to be a true copy.


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            (iii) Copy of resolutions adopted by the Board of Directors of the
      Company in connection with the creation and sale of the Notes, certified by an officer of the Company to be a true copy.

            (iv) Signed copy of the Registration Statement on Form S-3 (File No. 333-126790) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act") (such registration statement as declared effective by the Commission on August 4, 2005, the "Registration Statement").

            (v) The Prospectus, dated February 7, 2006 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement, dated March 28, 2006 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus").

            (vi) Signed copy of each of the Purchase Agreement; the Trust Agreement; the Sale and Servicing Agreement; the Indenture; the Custodial Agreement, dated as of March 30, 2006 (the "Custodial Agreement"), among CHL, as master servicer, the Trust, the Indenture Trustee, and Treasury Bank, a division of Countrywide Bank, N.A., as Custodian; the Administration Agreement, dated as of March 30, 2006 (the "Administration Agreement"), among the Trust, the Indenture Trustee, and CHL, as administrator; and the Underwriting Agreement.

            (vii) Signed copy of the Insurance and Indemnity Agreement, dated as of March 30, 2006 (the "Insurance Agreement"), among Ambac Assurance Corporation (the "Note Insurer"), CHL, the Company, the Trust, and the Indenture Trustee.

            (viii) Signed copy of the Indemnification and Contribution Agreement, dated as of March 30, 2006 (the "Indemnification Agreement"), among the Company, CHL, and Countrywide Securities Corporation.

            (ix) Signed copy of the second mortgage bulk insurance policy, dated as of March 30, 2006, between United Guaranty Residential Insurance Company of North Carolina (the "Loan Insurer") and the Co-Trustee.

            (x) Specimens of the Notes.

            (xi) Officer's Certificates of the Company pursuant to Section 6(b) of the Underwriting Agreement.

In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed


            (a) the genuineness of all signatures,

            (b) the authenticity of all documents submitted to us as originals,

            (c) the conformity to original documents of all copies of documents supplied to us,

            (d) that each Mortgage Note is in the form specified in the Sale and Servicing Agreement,

            (e) that each party to each of the agreements referred to in this opinion letter (the "Transaction Agreements") has satisfied any legal requirements applicable to it to the extent necessary to make the Transaction Agreement enforceable against it,

            (f)the due authorization, execution, and delivery of the Transaction Agreements by their parties,

            (g) that each of the Transaction Agreements is a valid and binding agreement of its parties enforceable in accordance with its terms, except to the extent expressly provided in paragraphs (3) and (4) below,

            (h)that none of the Transaction Agreements has been amended, supplemented, or otherwise modified,

            (i) that each party to each Transaction Agreement will comply with its terms,

            (j)that as to factual matters the representations and warranties made in each Transaction Agreement are accurate, and

            (k) that no other agreements or understandings exist between the parties to Transaction Agreements relating to the subject matter of those agreements other than those in the Transaction Agreements.

Based on the foregoing and consideration of such other matters as we have deemed appropriate, we advise you that, in our opinion:

(1) The Registration Statement and any amendments to it have become effective under the 1933 Act; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus, and each amendment or supplement to them, as of their respective initial effective or issue dates (other than (a) the financial and statistical information contained or incorporated by reference in them and (b) any description contained or incorporated by reference in the Registration Statement of any third party providing credit enhancement to the Notes, including the information in the Prospectus Supplement under the headings "The Note Insurer," "The Loan Insurer," "Description of the Notes--The Note Policy," and "Description of the Mortgage Loans--The Loan Insurance Policy," and the financial statements of the Note Insurer included or incorporated by reference in the Prospectus Supplement, as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations under the 1933 Act.

(2) To the best of our knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(3) Assuming that the Underwriting Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Custodial Agreement, and the Administration Agreement have each been duly authorized, executed, and delivered by their parties, each is a valid and legally binding agreement of

            (l) Park Monaco in the case of the Purchase Agreement;

            (m) CHL in the case of the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Custodial Agreement, and the Administration Agreement; and

            (n) the Company in the case of the Underwriting Agreement, the Indemnification Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Custodial Agreement, and the Administration Agreement;

enforceable against the Company, Park Monaco, or CHL, as applicable, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, with respect to the Indemnification Agreement, to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

(4) Assuming that the Indenture has been duly and validly authorized, executed, and delivered by each of its parties, it is a valid and legally binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Assuming that the Notes have been duly and validly authorized, executed, and authenticated in the manner contemplated in the Indenture and paid for by the Depositor as provided in the Sale and Servicing Agreement, the Notes will be valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and will be validly issued and outstanding and entitled to the benefits of the Indenture.

(5) The Notes, the Sale and Servicing Agreement, the Trust Agreement, and the Indenture conform in all material respects to their descriptions in the Prospectus.

(6) The statements in the Basic Prospectus under the headings "Material Federal Income Tax Consequences," "ERISA Considerations," and "Legal Investment" and in the Prospectus Supplement under the headings "Material Federal Income Tax Consequences," "ERISA Considerations," and "Legal Investment Considerations," to the extent that they are matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

(7) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(8) The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement.

(9) The Indenture creates a valid security interest in the Mortgage Notes in favor of the Indenture Trustee, as secured party on behalf of the Noteholders.

We have endeavored to see that the Registration Statement and the Prospectus comply with the 1933 Act and the rules and regulations of the Commission under the 1933 Act relating to registration statements on Form S-3 and related prospectuses, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact in them. Nothing, however, has come to our attention that has caused us to believe that the Registration Statement (other than (i) the financial and statistical information contained or incorporated by reference in it and (ii) any information included or incorporated by reference in it relating to any insurance companies providing one or more financial guaranty insurance policies as may be specified therein or providing one or more second mortgage bulk insurance policies as may be specified therein, as to which we make no statement), at the time it initially became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated in it or necessary to make the statements in it not misleading. Also, nothing has come to our attention that has caused us to believe that the Prospectus (other than (i) the financial and statistical information contained or incorporated in it and (ii) any description contained or incorporated by reference in the Prospectus of any third party providing credit enhancement to the Notes, including the information in the Prospectus Supplement under the headings "The Note Insurer," "The Loan Insurer," "Description of the Notes--The Note Policy," and "Description of the Mortgage Loans--The Loan Insurance Policy," and the financial statements of the Note Insurer included or incorporated by reference in the Prospectus Supplement, as to which we make no statement), as of the date of the Prospectus Supplement, and today, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading.

Our opinion in paragraph (9) above is subject to the following additional assumptions and qualifications:

            (i) our opinion is subject to bankruptcy, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law),

            (ii) we have assumed that the Mortgage Notes exist, that new value has been given therefor on March 30, 2006, and that the Trust has sufficient rights in the Mortgage Notes for the security interest of the Indenture Trustee to attach, and we express no opinion as to the nature or extent of the Trust's rights in, or title to, any of the Mortgage Notes,

            (iii) we express no opinion as to any Collateral other than the Mortgage Notes, and

            (iv) we assume that each Mortgage Note is an "instrument" within the meaning of 9-102 of the Uniform Commercial Code as in effect today in the State of New York.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the corporate laws of the State of Delaware, and the laws of the State of New York. This opinion letter is based on laws, rules, and regulations as of today. Any changes in them may materially adversely affect the conclusions in this opinion letter, but we disclaim any duty to advise you of any changes in them.

This letter is rendered solely to and for the benefit of the persons to whom it is addressed in connection with the described transactions and may not be relied on by any third party (including any person who acquires any of the Notes from the person to whom this letter is addressed), or used, circulated, quoted, or otherwise referred to for any other purpose without our written consent in each instance. This opinion is expressly limited to the matters stated above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to our attention in the future.

                               Very truly yours,



                               /s/ SIDLEY AUSTIN  LLP